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                                                                   EXHIBIT 24.1







                                August 12, 1996



U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

       Re:   UC'NWIN Systems Corporations

Dear Sir or Madam:

              This Firm hereby consents to the use of its name in the Registration Statement on Form S-8 as filed with the Washington, D.C. Office of the U.S. Securities and Exchange Commission on August 12, 1996, or as soon thereafter as is reasonably practicable.


                                                   Very truly yours,

                                                   RICHARD P. GREENE, P.A.

                                                   /s/ Richard P. Greene
                                                   -----------------------
                                                   Richard P. Greene
                                                   For the Firm